United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 7, 2020

CANNAE HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-38300	82-1273460
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

1701 Village Center Circle

Las Vegas, Nevada 89134

(Addresses of Principal Executive Offices)

(702) 323-7330

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Cannae Common Stock, $0.0001 par value	CNNE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01

Entry Into a Material Agreement

On December 7, 2020, Cannae Holdings, LLC (“Cannae”), a subsidiary of Cannae Holdings, Inc., entered into a common stock subscription agreement (the “Subscription Agreement”), with Paysafe Limited, an exempted limited company incorporated under the laws of Bermuda (the “Company”) and Foley Trasimene Acquisition Corp. II (“FTAC II”), pursuant to which, Cannae has agreed to purchase from the Company and the Company has agreed to issue and sell to Cannae, $350,000,000 (the “Purchase Price”) of common shares, par value $0.001 per share, of the Company (the “Company Common Shares”) at a purchase price of $10.00 per share (the “PIPE Investment”). The closing of the PIPE Investment is conditioned on all conditions set forth in that certain Agreement and Plan of Merger, dated as of December 7, 2020, by and among the Company, FTAC II, Paysafe Group Holdings Limited (“PGHL”) and the other parties thereto (the “Merger Agreement”), having been satisfied or waived and other customary closing conditions, and the transactions contemplated by the Merger Agreement (the “Business Combination”) will be consummated immediately following the closing of the PIPE Investment. The proceeds from the Subscription Agreement will be used to partially fund the cash consideration to be paid by FTAC II to PGHL at the closing of the Business Combination. The Business Combination is expected to close in the first half of 2021. As a result of the PIPE Investment and other investments by Cannae in Trasimene Capital FT, LP II (“FTAC II Sponsor”), and upon the consummation of the Business Combination, Cannae is expected to hold approximately 7.5% of the outstanding Company Common Shares. In connection with the PIPE Investment, the Company has agreed to pay Cannae a fee of 1.6% of the Purchase Price upon the consummation of the Business Combination.

The Subscription Agreement will terminate upon the earliest to occur of (i) the termination of the Merger Agreement, (ii) the mutual written agreement of the parties thereto or (iii) at Cannae’s election, on or after December 7, 2021, subject to automatic extension if any action for specific performance or other equitable relief by PGHL or the Company with respect to the Merger Agreement, the other transactions specified in the Merger Agreement or otherwise regarding the Business Combination is commenced or pending on or prior to December 7, 2021..

The foregoing description of the Subscription Agreement is not complete and is qualified in its entirety by reference to the Subscription Agreement, which is attached as Exhibit 10.1, to this Current Report and incorporated herein by reference

Shareholders Agreement

In connection with the execution of the Merger Agreement, PGHL, the Company, Pi Jersey Topco Limited (“Pi Topco”), Cannae, FTAC II Sponsor, certain funds affiliated with CVC (the “CVC Investors”) and certain funds affiliated with Blackstone (the “Blackstone Investors”) have agreed to enter into a Shareholders Agreement (the “Shareholders Agreement”) at the closing of the Business Combination. Pursuant to terms of the Shareholders Agreement, effective as of the date the closing of the Business Combination occurs (the “Closing Date”), the Company’s board of directors (the “Board”) is anticipated to be comprised of eleven directors as follows: (i) four directors designated by Cannae and FTAC II Sponsor (together, the “FTAC Investors”), (ii) four directors designated by the CVC Investors and Blackstone Investors, (iv) two directors mutually designated by Cannae, the CVC Investors and the Blackstone Investors (which such directors will be independent directors) and (v) the chief executive officer of PGHL.

Following the Closing Date, the FTAC Investors’ right to designate directors to the Board is subject to (a) the amount of Company Common Shares held by the FTAC Investors at a given point in time, as compared to the Company Common Shares held by the FTAC Investors on the Closing Date and (b) the amount of Company Common Shares held by the FTAC Investors as compared to the number of Company Common Shares then outstanding at a given time. So long as the FTAC Investors hold at least 50% of the Company Common Shares held by the FTAC Investors on the Closing Date, the FTAC Investors will have the right to designate four directors and Cannae will have the right to jointly with the CVC Investors and the Blackstone Investors, designate two directors. If the FTAC Investors hold less than 50% of the Company Common Shares held by the FTAC Investors on the Closing Date, they will have the right to designate (1) if the FTAC Investors hold at least 7.5% of the aggregate outstanding Company Common Shares, four directors and Cannae will have the right to jointly with the CVC Investors and the Blackstone Investors, designate two directors, and to consent to any individual nominated for election to the Board seat initially occupied by the chief executive officer of PGHL; (2) if the FTAC Investors hold at least 6.25% (but less than 7.5%) of the aggregate outstanding Company Common Shares, two directors; and (3) if the FTAC Investors hold at least 2.5% (but less than 6.25%) of the aggregate outstanding Company Common Shares, one director.

Additionally, following the Closing Date, each of the CVC Investors’ and Blackstone Investors’ rights to designate directors to the Board is subject to the aggregate amount of Company Common Shares held by such investors as compared to the number of Company Common Shares outstanding at any time. If the CVC Investors or the Blackstone Investors, as the case may be, directly hold or indirectly, as set forth on the books and records of PGHL or Pi Topco, as applicable, are attributed at least 7.5% of the aggregate outstanding Company Common Shares, the CVC Investors or the Blackstone Investors, are, respectively, entitled to designate two directors. If the CVC Investors or the Blackstone Investors, as the case may be, directly hold or indirectly, as set forth on the books and records of PGHL or Pi Topco, as applicable, are attributed at least 2.5% (but less than 7.5%) of the aggregate outstanding Company Common Shares, then the CVC Investors or the Blackstone Investors, are, respectively, entitled to appoint one director. If the CVC Investors or the Blackstone Investors, as the case may be, hold at least 7.5% of the aggregate outstanding Company Common Shares, then the CVC Investors or the Blackstone Investors, are, respectively, entitled to jointly with Cannae and the Blackstone Investors (in the case of the CVC Investors) and the CVC Investors (in the case of the Blackstone Investors) designate two directors and to consent to any individual nominated for election to the Board seat initially occupied by the chief executive officer of PGHL. Additionally, each of the CVC Investors and the Blackstone Investors have agreed not to transfer any Company Common Shares for a period beginning on the Closing Date and ending on the earlier of (A) 180 days thereafter or (B) if the volume weighted average price of the Company Common Shares equals or exceeds $12.00 per share for any 20 trading days within a 30 trading day period, 60 days thereafter. The foregoing description of the Shareholders Agreement is not complete and is qualified in its entirety by reference to the form of Shareholders Agreement, which is attached as Exhibit 99.1 to this Current Report.

Registration Rights Agreement

In connection with the execution of the Merger Agreement, the Company, Pi Topco, PGHL, Cannae, FTAC II Sponsor, certain funds affiliated with CVC and certain funds affiliated with Blackstone have agreed to entered into a Registration Rights Agreement (the “Registration Rights Agreement”) at the closing of the Business Combination. The Registration Rights Agreement will provide these holders (and their permitted transferees) with the right to require the Company, at the Company’s expense, to register Company Common Shares that they hold on customary terms for a transaction of this type. The Registration Rights Agreement will also provide that the Company pay certain expenses of the electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act of 1933, as amended. The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the form of Registration Rights Agreement, which is attached as Exhibit 99.2 to this Current Report.

Amended and Restated Sponsor Agreement

In connection with the execution of the Merger Agreement, FTAC II amended and restated (a) that certain letter agreement (the “Sponsor Agreement”), dated August 21, 2020, by and among FTAC II and FTAC II Sponsor and (b) each of the letter agreements, dated as of August 21, 2020, by and between FTAC II and William P. Foley, II, Richard N. Massey, Mark D. Linehan, Erika Meinhardt, David W. Ducommun, Michael L. Gravelle, C. Malcolm Holland and Bryan D. Coy (the “Insiders”), pursuant to which, among other things, FTAC II Sponsor, the Insiders, Cannae and Cannae Holdings, Inc. (collectively, the “Sponsor Persons”) agreed (i) to vote any shares of FTAC II’s securities in favor of the Transactions and other FTAC II Stockholder Matters, (ii) not to redeem any shares of Class A Common Stock or Class B Common Stock in connection with the stockholder redemption, (iii) not to take any action to solicit any offers relating to an alternative business combination, (iv) to use reasonable best efforts to obtain required regulatory approvals, (v) not to transfer any Company Common Shares for a period beginning on the Closing Date and ending on the earlier of (A) 270 days thereafter or (B) if the volume weighted average price of the Company Common Shares equals or exceeds $12.00 per share for any 20 trading days within a 30 trading day period, 150 days thereafter, and (vi) to be bound to certain other obligations as described therein (the “Amended and Restated Sponsor Agreement”). The foregoing description of the Amended and Restated Sponsor Agreement is not complete and is qualified in its entirety by reference to the Amended and Restated Sponsor Agreement, which is attached as Exhibit 10.2 to this Current Report and incorporated herein by reference

Item 7.01.	Regulation FD Disclosure.

On December 7, 2020, Cannae Holdings, Inc. issued a press release (the “Press Release”) announcing the PIPE Investment. The Press Release is attached hereto as Exhibit 99.3 and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.3, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Cannae Holdings, Inc. under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibit 99.3.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

The Exhibit Index is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Subscription Agreement, dated as of December 7, 2020, by and among Foley Trasimene Acquisition Corp. II, Paysafe Limited and Cannae Holdings, LLC.

10.2	Amended and Restated Sponsor Agreement, dated as of December 7, 2020, by and among Foley Trasimene Acquisition Corp. II, Trasimene Capital FT, LP II, Cannae Holdings, Inc., Cannae Holdings, LLC, and the Insiders.

99.1	Form of Shareholders Agreement.

99.2	Form of Registration Rights Agreement.

99.3	Press Release of Cannae Holdings, Inc., dated December 7, 2020.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cannae Holdings, Inc.

Date: December 7, 2020	By:	/s/ Michael L. Gravelle
		Name:	Michael L. Gravelle
		Title:	Executive Vice President, General Counsel, and Corporate Secretary